As filed with the Securities and Exchange Commission on March 20, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

3SBio Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 3 A1, Road 10

Shenyang Economy & Technology Development Zone

Shenyang, People’s Republic of China 110027

(86-24) 2581-1820

(Address of principal executive offices)

2006 Stock Plan

(Full title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Paul W. Boltz, Jr., Esq.

Morrison & Foerster

41st Floor

Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong S.A.R.

(852) 2585-0888

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, $0.0001 par value per share(2)	10,000,000 shares	(3)	$1.59(4)	$1,872,225	$74
			$1.07(5)	$9,440,075	$371
Total	10,000,000 shares			$11,312,300	$445

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the above-referenced plan.
(2)	The ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of the Registrant may be represented by the Registrant’s American Depositary Shares, each of which represents seven ordinary shares. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (333-140124).
(3)	Represents Ordinary Shares reserved for issuance under the 2006 Stock Plan.
(4)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act, for the 1,177,500 Ordinary Shares subject to currently outstanding stock options, the estimate is based on the average weighted exercise price per Ordinary Share.
(5)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, for the 8,822,500 Ordinary Shares subject to future awards, the estimate is based on the average of the high and low prices reported on the Nasdaq Global Market on March 18, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by 3SBio Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated as of their respective dates in this registration statement by reference:

(a) the Registrant’s latest Annual Report on Form 20-F (File No. 001-33295) for the fiscal year ended December 31, 2006, filed on June 29, 2007 with the Commission;

(b) the Registrant’s reports on Form 6-K filed on March 20, 2007, April 10, 2007, May 2, 2007, August 9, 2007, November 19, 2007, January 29, 2008, February 20, 2008 and February 21, 2008; and

(c) the description of the Registrant’s ordinary shares and ADSs contained in its registration statement on Form 8-A (File No. 001-33295) filed with the Commission on February 2, 2007 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s ordinary shares and ADSs set forth under “Description of Share Capital” and “Description of American Depositary Shares” contained in the prospectus constituting part I of the Registrant’s registration statement on Form F-1 (File No. 333-140099) filed with the Commission on January 19, 2007 and as amended on Form F-1/A filed with the Commission on January 29, 2007.

All documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and are a part thereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this registration statement. Any statement contained in a document incorporated or deemed incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The Registrant’s articles of association provide for the indemnification of its directors, secretary and other officers and their heirs, executors and administrators against all actions, costs, charges, losses, damages and expenses which they or any of their heirs, executors or administrators shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

3.1	Amended and Restated Memorandum of Association (incorporated by reference to the Registrant’s Form F-1 filed on January 19, 2007).

3.2	Amended and Restated Articles of Association (incorporated by reference to the Registrant’s Form F-1 filed on January 19, 2007).

4.1	Registrant’s Form of Share Certificate (incorporated by reference to the Registrant’s Form F-1 filed on January 19, 2007).

4.2	Registrant’s Form of Deposit Agreement (incorporated by reference to the Registrant’s Form F-6 filed on January 22, 2007).

5.1*	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the validity of the Ordinary Shares being registered.

10.1	3SBio Inc. 2006 Stock Plan (incorporated by reference to the Registrant’s Form F-1 filed on January 19, 2007).

23.1*	Consent of KPMG, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included as part of the signature pages).

*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenyang, China on March 20, 2008.

3SBio Inc.

By:	/s/ Dr. Jing Lou
Name:	Dr. Jing Lou
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dr. Jing Lou and Mr. Ke Li as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the indicated capacities on March 20, 2008.

Name and Signature	Title

/s/ Dan Lou	Chairman of Board of Directors
Dan Lou

/s/ Dr. Jing Lou	Chief Executive Officer and Director
Dr. Jing Lou	(principal executive officer)

/s/ Kevin Teo	Chief Financial Officer
Kevin Teo	(principal financial and accounting officer)

/s/ Liping Xu	Vice President and Director
Liping Xu

/s/ Bin Huang	Vice President and Director
Bin Huang

/s/ Lawrence S. Wizel	Director
Lawrence S. Wizel

/s/ Mingde Yu	Director
Mingde Yu

/s/ Moujia Qi	Director
Moujia Qi

/s/ Yongfu Chen	Controller
Yongfu Chen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement on March 20, 2008.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Document
3.1	Amended and Restated Memorandum of Association (incorporated by reference to the Registrant’s Form F-1 filed on January 19, 2007).

3.2	Amended and Restated Articles of Association (incorporated by reference to the Registrant’s Form F-1 filed on January 19, 2007).

4.1	Registrant’s Form of Share Certificate (incorporated by reference to the Registrant’s Form F-1 filed on January 19, 2007).

4.2	Registrant’s Form of Deposit Agreement (incorporated by reference to the Registrant’s Form F-6 filed on January 22, 2007).

5.1*	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the validity of the Ordinary Shares being registered.

10.1	3SBio Inc. 2006 Stock Plan (incorporated by reference to the Registrant’s Form F-1 filed on January 19, 2007).

23.1*	Consent of KPMG, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included as part of the signature pages).

*	Filed herewith